                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-_____) of Lifeminders.Com, Inc. of our report dated April 2, 1999 except as to note 1 and note 11 for which the date is September 23, 1999 related to the financial statements of Lifeminders.Com, Inc. at December 31, 1997 and 1998 and for the period August 9, 1996 (date of inception) to December 31, 1996 and for the each of the two years in the period ended December 31, 1998. We also consent to the reference of our firm under the headings "Selected Financial Information" and "Experts".

                                                      PricewaterhouseCoopers LLP
McLean, Virginia
September 24, 1999